SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2003

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

0-33207	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 11.	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS

On December 5, 2003, Great Plains Energy Incorporated (the "Company") provided a notice to its directors and officers pursuant to Rule 104(b)(2) of Regulation BTR with respect to the transition and blackout periods under the Great Plains Energy Incorporated Employee Savings Plus (ESP) Plan and the Capital Accumulation Plan (CAP). The notice is attached hereto as Exhibit 99 and is incorporated herein by reference. The notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was provided on December 5, 2003.
ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit No.

99	December 5, 2003 Notice of Great Plains Energy Incorporated stock trading blackout period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Jeanie Sell Latz

Jeanie Sell Latz
Executive Vice President-Corporate and Shared Services and Secretary

Date:  December 5, 2003